Exhibit 10.27 (d)

SECOND AMENDMENT TO

MORTGAGE

NOTE: THIS MORTGAGE SECURES AN OBLIGATION INCURRED FOR THE CONSTRUCTION OF IMPROVEMENTS ON LAND, INCLUDING THE ACQUISITION COST OF THE LAND, AND HAS THE PRIORITY OF A CONSTRUCTION MORTGAGE UNDER SECTION 9334 OF THE MICHIGAN UNIFORM COMMERCIAL CODE (MCL 440.9334).

This Second Amendment to Mortgage (this “Amendment”) is made as of the 9th day of February, 2012 by and between GREEN PLAINS HOLDINGS II LLC, a Delaware limited liability company whose address is 9420 Underwood Avenue, Suite 100, Omaha, Nebraska 68114, as successor by merger to Global Ethanol, LLC, a Delaware limited liability company formerly known as Midwest Grain Processors, LLC (the “Mortgagor”, whether one or more and which shall include successors in interest), and COBANK, ACB, a federally chartered banking organization, whose address is 5500 South Quebec Street, Greenwood Village, Colorado 80111, in its capacity as administrative agent (in such capacity, the “Agent”).

WHEREAS, the Mortgagor, the financial institutions from time to time parties thereto and the Agent are parties to an Amended and Restated Loan and Security Agreement dated as of December 14, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the “Existing Loan Agreement”);

WHEREAS, all debts, liabilities and obligations of the Mortgagor under the Existing Loan Agreement are secured by, among other things, a Mortgage dated as of December 14, 2005 and recorded on December 20, 2005 in Liber 2314, Page 11, Lenawee County Records (as amended by a First Amendment to Mortgage dated as of May 25, 2007 and recorded on June 6, 2007 in Liber 2346, Page 915, Lenawee County Records, and as further amended, restated, supplemented or otherwise modified from time to time, the “Mortgage”);

WHEREAS, the Mortgage relates to certain interests in real property located in Lenawee County, Michigan, more particularly described on Exhibit A attached hereto and made a part hereof;

WHEREAS, the parties to the Existing Loan Agreement are amending and restating the Existing Loan Agreement in its entirety pursuant to the terms and conditions of an Amended and Restated Credit Agreement of even date herewith among the Mortgagor, the financial institutions from time to time parties thereto (the “Lenders”), and the Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”);

WHEREAS, the debts, liabilities and obligations of the Mortgagor under the Existing Loan Agreement continue as debts, liabilities and obligations of the Mortgagor under the Loan Agreement, which continue to be secured by, among other things, the Mortgage; and

WHEREAS, it is the intent of the Mortgagor that the Mortgage (as amended hereby) shall maintain the same priority and remain senior to any intervening liens that may have been entered since the filing of the Mortgage;

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged by the parties hereto, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Defined Terms. Unless otherwise specifically defined in this Amendment, capitalized terms used in this Amendment shall have the meanings given those terms in the Mortgage or the Loan Agreement, as applicable.

2. Amendments to Mortgage. The Mortgage is hereby amended as follows:

(a) Amendment to Recitals. The Recitals of the Mortgage (to but excluding the words “NOW THEREFORE”), are amended and restated in their entirety to read as follows:

The Mortgagor (sometimes referred to herein as the “Borrower”), the financial institutions from time to time parties thereto and the Agent are parties to an Amended and Restated Loan and Security Agreement dated as of December 14, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the “Existing Loan Agreement”). The debts, liabilities and obligations of the Mortgagor under the Existing Loan Agreement and related loan documents are secured by, among other things, this Mortgage.

The Mortgagor, the Agent and certain lenders as therein described (the “Lenders”) have entered into an Amended and Restated Credit Agreement dated as of February 9, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), which constitutes an amendment to, and a complete restatement of, the Existing Loan Agreement. All debts, liabilities and obligations of the Mortgagor under the Existing Loan Agreement and related loan documents continue as debts, liabilities and obligations of the Mortgagor under the Loan Agreement and related loan documents.

Pursuant to the Loan Agreement, the Mortgagor has made and delivered to the lenders several amended and restated promissory notes dated February 9, 2012 (as amended, restated, replaced, extended, renewed, supplemented or otherwise modified from time to time, the “Notes”), which Notes are payable according to the terms and conditions of the Loan Agreement.

(b) Amendment to Paragraph 3. Paragraph 3 of the Mortgage is amended by deleting the phrase “no ‘Matured Default’ (as defined in the Loan Agreement)” from clause (iii) thereof and substituting the phrase “no ‘Event of Default’ (as defined in the Loan Agreement, herein a ‘Matured Default’)” therefor.

(c) Amendment to Paragraph 19. Paragraph 19 of the Mortgage is amended by deleting the phrase “or any of the other Financing Agreements (as defined in the Loan Agreement)” therefrom and substituting the phrase “or any of the other Loan Documents (as defined in the Loan Agreement, herein the ‘Financing Agreements’)” therefor.

(d) Amendment to Paragraph 20. Paragraph 20 of the Mortgage is amended by adding the following two sentences at the end of subsection (a) thereof:

At any foreclosure sale by advertisement or pursuant to judicial proceedings, the Property shall be sold as a single parcel or in such parcels, and in such order, as the Agent may direct, at the Agent’s sole option. The Mortgagor specifically recognizes that the Lenders would not make the loans secured by this Mortgage were it not for the Agent’s rights hereby granted to sell the Property in one or in several parts in order to limit environmental liability or any other reason or no reason at all.

(e) Amendment to Paragraph 29. Paragraph 29 of the Mortgage is amended and restated in its entirety to read as follows:

29. Fixture Filing. Portions of the Property are goods which are or are to become fixtures, and the Mortgagor covenants and agrees that this Mortgage when filed in the real estate records of the County in which the Property is located shall operate as a fixture filing under Sections 9502 and 9604 of the Michigan Uniform Commercial Code (MCL 440.9502 and 440.9604) with respect to such goods, with the Mortgagor as the “debtor” and the Agent as the “secured party”, and with the names and addresses of the “debtor” and the “secured party” for such purposes being:

Debtor:	Green Plains Holdings II LLC

Secured Party:	CoBank, ACB, as agent 11422 Miracle Hills Drive, Suite 300 Omaha, NE 68154

Description of types (or items) of property covered by this financing statement:	All of the property described in the definition of “Property” which is or is to become a fixture

Description of real estate to which collateral is attached or upon which it is located:	Described in Exhibit A hereto

The Debtor named above is the record owner of the Land.

Taxpayer identification number of the Debtor:	3839316

3. References. Each reference appearing in the Mortgage or any other Loan Document to the “Mortgage” or to “this Agreement”, “hereunder” or “hereof” or words of like import referring to the Mortgage shall be deemed to refer to the Mortgage as amended hereby.

4. Full Force and Effect. Except as specifically amended by this Amendment, all of the terms and provisions of the Mortgage shall remain in full force and effect. This Amendment shall be binding upon and inure to the benefit of the respective heirs, legal representatives, successors and assigns of the Mortgagor and the Agent.

5. Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

6. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Michigan.

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Exhibit 10.27 (d)

IN WITNESS WHEREOF, this Amendment is executed as of the day and year first above written.

GREEN PLAINS HOLDINGS II LLC

By:	/s/ Jerry L. Peters
Name: Jerry L. Peters
Title: CFO

STATE OF Nebraska	)
)
COUNTY OF Douglas	)

The foregoing instrument was acknowledged before me on the 8th day of February, 2012, by Jerry L. Peters, the CFO of Green Plains Holdings II LLC, a Delaware limited liability company, on behalf of such company.

/s/ Sharon Mize
Notary Public

Seal

My Commission Expires: 10/28/14

Signature Page to Second Amendment to

Mortgage

COBANK, ACB, as Agent

By:	/s/ Doug Jones
Name: Doug Jones
Title: Vice President

STATE OF Nebraska	)
)
COUNTY OF Douglas	)

The foregoing instrument was acknowledged before me this 8th day of February, 2012, by Doug Jones, a Vice President of CoBank, ACB, a federally chartered banking organization, on behalf of said banking organization.

/s/ Timothy M. Higgins
Notary Public

Seal

My Commission Expires: March 9, 2014

Prepared by and after recording, please return to:

Paul Moe

Faegre & Benson LLP

2200 Wells Fargo Center

90 South Seventh Street

Minneapolis, Minnesota 55402

Signature Page to Second Amendment to Mortgage

Exhibit A

LEGAL DESCRIPTION

Land located in the Townships of Riga and Blissfield, County of Lenawee, State of Michigan, described as follows:

Parcel 1

All that part of the Southwest 1/4, Section 33, Town 7 South, Range 5 East and the Northwest and Northeast fractional 1/4 of section 4, Town 8 South, Range 5 East, described as beginning at the Southwest corner of said Section 33; thence North 03° 31’21” East 403.50 feet along the West line of the said Section 33; thence South 86° 53’01” East 1335.00 feet; thence North 03° 08’59” East 154.78 feet along the line as described in Liber 630, Page 289, Lenawee County Records to the Southerly line of the former Toledo and Western Railway Right of Way; thence along said right of way line, South 45° 20’45” East 841.90 feet; thence South 86° 53’01” East 12.06 feet along the North line of said Section 4; thence along the following lines as described in Warranty Deed, Liber 596, Page 247, Lenawee County Records South 45° 19’25” East 421.78 feet and North 44° 40’55” East 25.00 feet to the Southwesterly line of the Adrian-Blissfield Railroad right of way; thence along the said Adrian-Blissfield Railroad right of way, South 45° 19’05” East 568.85 feet and South 45° 23’57” East 729.04 feet and South 45° 28’36” East 1187.29 feet to the South line of the North 1/2, Northeast fractional 1/4 and the Northwest fractional 1/4, said section 4 as monumented; thence North 86° 48’35” West 3777.55 feet along the said South line, North 1/2, Northeast 1/4 and Northwest 1/4, also being the centerline of Cemetery Road; thence North 01° 19’38” East 1394.70 feet; thence North 01° 21’37” East 300.00 feet; thence North 88° 38’23” West 274.75 feet to the West line of said Section 4; thence North 01° 21’37” East 216.51 feet along the said West line of said Section 4 to the Northwest corner of said Section 4 as amended to intersect the South line of said Section 33; thence North 86° 53’01” West 63.08 feet along the South line of said Section 33 to the point of beginning.

Commonly known as: 6000 and 7000 Silberhorn Hwy. Block, Flissfield, MI 49228

7023 Silberhorn Hwy., Blissfield, MI 49228

Parcel 2

Together with the appurtenant easements contained in Lease Agreement dated May 16, 2005, evidenced by Memorandum of Lease recorded in Liber 2299, Page 145, and as amended by Assignment of Lease recorded in Liber 2314, Page 10, Lenawee County Records, for water line, on, in, under, over, through and across a parcel described as: All that part of the main track of the Adrian and Blissfield Railroad Company, described as commencing on the East bank of the Raisin River in the Village of Lyon, now Village of Blissfield, and running Easterly through Sections 29, 30, 31, 32 and 33, Town 7 South, Range 5 East, Village and Township of Blissfield; and through Section 4, Town 8 South, Range 5 East, Riga township, ending at Cemetery Road, limited that portion of the main track in the Northeast 1/4 of the Northeast 1/4 of said Section 4 to 50 feet in width.

Commonly known as: 11000 Cemetery Road Block, Riga, MI 49276